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                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 33-44282 of the Honeywell Retirement Investment Plan on Form S-8 of our report dated June 9, 1995, appearing in this Annual Report on Form 11-K of the Honeywell Retirement Investment Plan for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
June 29, 1995